Exhibit 10.3

Execution Version

JOINDER

The undersigned acknowledges that it is a Guarantor under the Guaranty and Suretyship Agreement, dated June 14, 2018 made by iPass Inc., a Delaware corporation (“Parent” and together with each other Person that becomes a Borrower under the Credit Agreement (as defined therein), including, for the avoidance of doubt, iPass IP LLC, a Delaware limited liability company (“iPass SPV”) upon the consummation of the SPV Joinder, each a “Borrower” and collectively, the “Borrowers” and, together with their successors and permitted assigns and any other person or entity that becomes a Guarantor hereunder pursuant to Section 5 thereof, jointly and severally, the “Guarantors” and, individually, a “Guarantor”), in favor of Fortress Credit Corp., FIP UST LP and DBD Credit Funding LLC (collectively, “Lender”), and hereby agrees to be bound by the foregoing Guaranty and Suretyship Agreement and to perform the covenants applicable to Guarantors contained or incorporated therein, and hereby confirms the accuracy in all material respects (without duplication of any materiality qualifier contained therein) of the representations and warranties made or incorporated therein insofar as such representation and warranties purportedly relate to the undersigned.

This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of law, except Section 5-1401 of the New York General Obligations Law.

PARETEUM CORPORATION

By: /s/ Robert H. Turner
Name: Robert H. Turner
Title: Executive Chairman and Principal
Executive Officer

Address:

1185 Avenue of the Americas, 37th Floor
New York, NY 10036

Phone No.:
Fax No.:
Attention: Robert H. Turner